Exhibit 99.1

AÉROPOSTALE REPORTS RESULTS FOR FOURTH QUARTER AND FISCAL 2014

New York, New York, March 12, 2015 -- Aéropostale, Inc. (NYSE: ARO), a mall-based specialty retailer of casual apparel for young women and men, today reported results for the fourth quarter and fiscal 2014, and provided guidance for the first quarter of fiscal 2015.

Fourth Quarter Performance
For the fourth quarter of fiscal 2014, net sales decreased 11% to $593.8 million, from $670.0 million in the year ago period. Fourth quarter comparable sales, including the e-commerce channel, decreased 9%, compared to a decrease of 15% for the corresponding period of the prior year.

The Company reported a net loss for the fourth quarter of fiscal 2014 of $13.5 million, or $0.17 per diluted share, which included:

•	an after-tax charge of $9.9 million, or $0.13 per diluted share, resulting from store asset impairment charges;

•
a net after-tax charge of $0.5 million, or $0.01 per diluted share, resulting from an intangible asset impairment related to the GoJane trademark, partially offset by the reversal of a portion of the GoJane contingent consideration liability;

•	and other after-tax charges of $3.5 million, or $0.04 per diluted share.

Excluding the aforementioned charges, the Company reported adjusted net income of $0.4 million, or $0.01 per diluted share in the fourth quarter of fiscal 2014 (see Exhibit D).

The Company reported an operating loss for the fourth quarter of fiscal 2014 of $14.0 million or, excluding the aforementioned charges, an operating profit of $3.7 million.

Julian R. Geiger, Chief Executive Officer, commented, “Achieving our first operating profit in eight quarters is a noteworthy accomplishment. Not only did we register a profit on an adjusted basis, but we also beat our original and revised guidance for the fourth quarter through better than expected margins and expense savings. I thank our corporate and field teams for their determination, their resilience and their hard work during this important time.”

The Company opened no Aéropostale or P.S. from Aéropostale stores, and closed 77 Aéropostale and 115 P.S. from Aéropostale stores during the quarter. For the fourth quarter, the Company invested $2.7 million in planned capital expenditures.

Full Fiscal Year Performance
Net sales for fiscal 2014 decreased 12% to $1.839 billion, from $2.091 billion in the year ago period. Fiscal 2014 comparable sales, including the e-commerce channel, decreased 11% compared to a 15% decrease for the corresponding period of the prior year.

The Company reported a net loss for fiscal 2014 of $206.5 million, or $2.62 per diluted share, which included:

•
after-tax charges of $70.9 million, or $0.90 per diluted share resulting from store asset impairment charges, $29.1 million of which related to the Company’s previously announced strategic initiatives involving its P.S. from Aéropostale business;

•	after-tax restructuring charges of $7.6 million or $0.10 per share related to the Company’s previously announced strategic initiatives;

•	an after-tax charge of $5.5 million, or $0.07 per diluted share, resulting from net lease costs for closed Aéropostale and P.S. from Aéropostale stores;

•	an after-tax charge of $5.0 million, or $0.06 per diluted share, related to consulting fees for strategic initiatives;

•	an after-tax charge of $3.4 million or $0.04 per share for the establishment of reserves against deferred tax assets;

•
the above mentioned net after-tax charge of $0.5 million, or $0.01 per diluted share resulting from an intangible asset impairment related to the GoJane trademark, partially offset by the reversal of a portion of the GoJane contingent consideration liability;

•	and other after-tax charges of $1.6 million, or $0.02 per diluted share for net severance.

Excluding these items, the adjusted net loss for fiscal 2014 was $112.0 million, or $1.42 per diluted share, for fiscal 2014 (see Exhibit D).

The Company reported an operating loss for fiscal 2014 of $213.1 million or, excluding the aforementioned charges, an operating loss of $113.4 million.

The Company ended the year with cash and cash equivalents of $151.8 million and long-term debt of $138.5 million. As of January 31, 2015, the Company had no borrowings outstanding and availability of $116.8 million under its revolving credit facility.

First Quarter Guidance
For the first quarter of fiscal 2015, the Company expects operating losses in the range of $39 million to $45 million, which translates to a net loss in the range of $0.53 to $0.61 per diluted share. The effective tax rate for the first quarter of fiscal 2015 is projected to be approximately 0%. This outlook does not include the impact of any store impairments, accelerated store closure costs, or real estate consulting fees.

For fiscal 2015, the Company plans to open approximately one Aéropostale store and remodel, either partially or fully, approximately 13 Aéropostale stores. Currently, the Company is considering potentially closing approximately 50 to 75 Aéropostale stores and one P.S. store.

The Company reiterates its expectation to invest approximately $16 million in fiscal 2015 primarily related to certain infrastructure investments and store remodels.

Mr. Geiger continued, “Our first quarter outlook for 2015 reflects challenging trends as we continue to see softness in consumer demand as a result of weak traffic. Our organization has taken significant action over the past six months to reshape our business strategies, which should position us for improvement, particularly in the second half of 2015.”

Use of Non-GAAP Measures
The Company believes that the disclosure of adjusted net (loss) income and adjusted (loss) earnings per diluted share, which are non-GAAP financial measures, provides investors with useful information to help them better understand the Company’s results (see Exhibit D).

Conference Call Information
The Company will be holding a conference call today at 4:15 P.M ET to review its fourth quarter results. The broadcast will be available through the ‘Investor Relations’ link at www.aeropostale.com or by dialing 877-407-9039 approximately 10 minutes prior to the scheduled time with the passcode “Aéropostale.” A replay will be available approximately one hour after the recording through Thursday, March 19, 2015 and can be accessed by dialing 877-870-5176, using the required passcode 13601173. An archive will also be available at the Aéropostale website for 12 months.

About Aéropostale, Inc.
Aéropostale®, Inc. is a primarily mall-based, specialty retailer of casual apparel and accessories, principally targeting 14 to 17 year-old young women and men through its Aéropostale® stores and 4 to 12 year-olds through its P.S. from Aéropostale® stores. The Company provides customers with a focused selection of high quality fashion and fashion basic merchandise at compelling values in an exciting store environment. Aéropostale® maintains control over its proprietary brands by designing, sourcing, marketing and selling all of its own merchandise. Aéropostale® products can be purchased in Aéropostale® stores and online at www.aeropostale.com. P.S. from Aéropostale® products can be purchased in P.S. from Aéropostale® stores and online at www.ps4u.com and www.aeropostale.com. The Company currently operates 766 Aéropostale® stores in 50 states and Puerto Rico, 61 Aéropostale stores in Canada and 26 P.S. from Aéropostale® stores in 12 states and Puerto Rico. In addition, pursuant to various licensing agreements, our licensees currently operate 239 Aéropostale® and P.S. from Aéropostale® locations in the Middle East, Asia, Europe, and Latin America. Since November 2012, Aéropostale, Inc. has operated GoJane.com, Inc., an online women’s fashion footwear and apparel retailer.

SPECIAL NOTE: THIS PRESS RELEASE AND ORAL STATEMENTS MADE FROM TIME TO TIME BY REPRESENTATIVES OF THE COMPANY CONTAIN CERTAIN "FORWARD-LOOKING STATEMENTS" MADE IN RELIANCE UPON THE SAFE HARBOR PROVISIONS OF SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, CONCERNING EXPECTATIONS FOR SALES, STORE OPENINGS, GROSS MARGINS, EXPENSES, STRATEGIC DIRECTION AND EARNINGS. ACTUAL RESULTS MIGHT DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS. AMONG THE FACTORS THAT COULD CAUSE ACTUAL RESULTS TO MATERIALLY DIFFER INCLUDE, CHANGES IN THE COMPETITIVE MARKETPLACE, INCLUDING THE INTRODUCTION OF NEW PRODUCTS OR PRICING CHANGES BY OUR COMPETITORS, CHANGES IN THE ECONOMY AND OTHER EVENTS LEADING TO A REDUCTION IN DISCRETIONARY CONSUMER SPENDING; SEASONALITY; RISKS ASSOCIATED WITH CHANGES IN SOCIAL, POLITICAL, ECONOMIC AND OTHER CONDITIONS AND THE POSSIBLE ADVERSE IMPACT OF CHANGES IN IMPORT RESTRICTIONS; RISKS ASSOCIATED WITH UNCERTAINTY RELATING TO THE COMPANY'S ABILITY TO IMPLEMENT ITS STRATEGIES; RISKS ASSOCIATED WITH THE COMPANY’S ABILITY TO IMPLEMENT AND REALIZE THE ANTICIPATED BENEFITS OF THE COMPANY’S STRATEGIC INITIATIVES AND COST REDUCTION PROGRAM, AS WELL AS THE OTHER RISK FACTORS SET FORTH IN THE COMPANY'S FORM 10-K AND QUARTERLY REPORTS ON FORM 10-Q, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS TO REFLECT SUBSEQUENT EVENTS OR CIRCUMSTANCES.

EXHIBIT A

AÉROPOSTALE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	January 31, 2015	February 1, 2014

ASSETS
Current Assets:
Cash and cash equivalents	$151,750	$106,517
Merchandise inventory	130,474	172,311
Other current assets	67,063	97,793
Total current assets	349,287	376,621

Fixtures, equipment and improvements, net	130,109	235,401
Goodwill and intangible assets	22,728	28,580
Other assets	10,065	7,039

TOTAL ASSETS	$512,189	$647,641

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$88,289	$138,245
Accrued expenses	110,560	102,116
Total current liabilities	198,849	240,361

Long-term debt	138,540	—

Other non-current liabilities	81,248	126,588

Stockholders’ equity	93,552	280,692

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$512,189	$647,641

EXHIBIT B

AÉROPOSTALE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND
SELECTED STORE DATA
(In thousands, except per share and store data)
(Unaudited)

	13 weeks ended
	January 31, 2015		February 1, 2014
		% of sales		% of sales
Net sales	$593,761	100.0%	$670,007	100.0%
Cost of sales (including certain buying, occupancy and warehousing expenses) (1)	459,248	77.3%	583,139	87.0%
Gross profit	134,513	22.7%	86,868	13.0%
Selling, general and administrative expenses (2)	146,734	24.7%	166,742	24.9%
Restructuring charges	1,135	0.2%	—	—%
Intangible asset impairment	5,100	0.9%	—	—%
Reversal of contingent consideration	(4,491)	(0.7)%	—	—%
Loss from operations	(13,965)	(2.4)%	(79,874)	(11.9)%
Interest expense	2,975	0.5%	208	0.1%
Loss before income taxes	(16,940)	(2.9)%	(80,082)	(12.0)%
Income tax benefit	(3,406)	(0.6)%	(9,776)	(1.5)%
Net loss	$(13,534)	(2.3)%	$(70,306)	(10.5)%
Basic loss per share	$(0.17)		$(0.90)
Diluted loss per share	$(0.17)		$(0.90)
Weighted average basic shares	79,124		78,494
Weighted average diluted shares	79,124		78,494

STORE DATA:

Comparable sales change (including e-commerce channel)	(9)%		(15)%
Stores open at end of period	860		1,100
Total square footage at end of period	3,294,227		4,089,069
Average square footage during period	3,909,714		4,199,530

(1) Cost of sales for the fourth quarter of 2014 was unfavorably impacted by asset impairment charges of $12.6 million ($9.9 million after tax, or $0.13 per diluted share) and other costs of $0.6 million ($0.4 million after tax, or $0.01 per diluted share). Cost of sales for the fourth quarter of 2013 was unfavorably impacted by store asset impairment charges of $32.4 million ($21.3 million after tax, or $0.27 per diluted share).

(2) Selling, general and administrative expenses for the fourth quarter of 2014 were unfavorably impacted by other costs of $2.8 million ($2.2 million after tax, or $0.03 per diluted share), which included severance and consulting costs. Selling, general and administrative expenses for the fourth quarter of 2013 were unfavorably impacted by other costs of $3.1 million ($2.0 million after tax, or $0.03 per diluted share), which included a settlement of litigation matters.

EXHIBIT C

AÉROPOSTALE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND
SELECTED STORE DATA
(In thousands, except per share and store data)
(Unaudited)

	52 weeks ended
	January 31, 2015		February 1, 2014
		% of sales		% of sales
Net sales	$1,838,663	100.0%	$2,090,902	100.0%
Cost of sales (including certain buying, occupancy and warehousing expenses) (1)	1,502,225	81.7%	1,733,539	82.9%
Gross profit	336,438	18.3%	357,363	17.1%
Selling, general and administrative expenses (2)	508,611	27.7%	542,569	25.9%
Restructuring charges	40,356	2.2%	—	—%
Intangible asset impairment	5,100	0.3%	—	—%
Reversal of contingent consideration	(4,491)	(0.3)%	—	—%
Loss from operations	(213,138)	(11.6)%	(185,206)	(8.8)%
Interest expense	8,783	0.5%	913	0.0%
Loss before income taxes	(221,921)	(12.1)%	(186,119)	(8.8)%
Income tax benefit (3)	(15,463)	(0.9)%	(44,288)	(2.0)%
Net loss	$(206,458)	(11.2)%	$(141,831)	(6.8)%
Basic loss per share	$(2.62)		$(1.81)
Diluted loss per share	(2.62)		$(1.81)
Weighted average basic shares	78,862		78,455
Weighted average diluted shares	78,862		78,455

STORE DATA:

Comparable sales change (including e-commerce channel)	(11)%		(15)%
Average square footage during period	3,998,977		4,133,535

(1) Cost of sales for fiscal 2014 was unfavorably impacted by asset impairment charges of $46.7 million ($41.9 million after tax, or $0.53 per diluted share) and net lease costs for closed stores of $4.6 million ($4.0 million after tax, or $0.05 per diluted share). Cost of sales for fiscal 2013 was unfavorably impacted by store asset impairment charges of $46.1 million ($29.5 million after tax, or $0.38 per diluted share).

(2) Selling, general and administrative expenses for fiscal 2014 was unfavorably impacted by consulting fees of $5.5 million ($5.0 million after tax, or $0.06 per diluted share) and other costs of $2.0 million ($1.6 million after tax, or $0.02), which included net severance costs. Selling, general and administrative expenses for fiscal 2013 was unfavorably impacted by other costs of $5.8 million ($3.6 million after tax, or $0.05 per diluted share) which included a settlement of litigation matters and accounting effect related to retirement features of our stock based compensation plan.

(3) Income tax benefit for fiscal 2014 was unfavorably impacted by the establishment of reserves against net deferred tax assets of $3.4 million after tax, or $0.04 per diluted share. Income tax benefit for fiscal 2013 was unfavorably impacted by the establishment of reserves against net deferred tax assets of $20.0 million after tax, or $0.25 per diluted share.

EXHIBIT D

AÉROPOSTALE, INC.
RECONCILIATION OF NET LOSS AND DILUTED LOSS PER SHARE
(In thousands, except per share)
(Unaudited)

The following table presents a reconciliation of net loss and diluted loss per share on a GAAP basis to the non-GAAP adjusted basis discussed in this release.

	13 weeks ended
	January 31, 2015		February 1, 2014
	Net (Loss) Income	Diluted EPS	Net Loss	Diluted EPS

As reported	$(13,534)	$(0.17)	$(70,306)	$(0.90)
Asset impairment charges (1)	9,947	0.13	21,252	0.27
Trademark impairment, net of reversal of contingent consideration	480	0.01	—	—
Establishment of reserves against net deferred tax assets	—	—	19,964	0.25
Other (2)	3,524	0.04	1,998	0.03
As adjusted	$417	$0.01	$(27,092)	$(0.35)

	52 weeks ended
	January 31, 2015		February 1, 2014
	Net Loss	Diluted EPS	Net Loss	Diluted EPS

As reported	$(206,458)	$(2.62)	$(141,831)	$(1.81)
Asset impairment charges (3)	70,924	0.90	29,535	0.38
Other restructuring charges	7,616	0.10	—	—
Net lease costs for closed stores (4)	5,480	0.07	—	—
Consulting fees (5)	4,985	0.06	—	—
Establishment of reserves against net deferred tax assets	3,440	0.04	19,964	0.25
Trademark impairment, net of reversal of contingent consideration	480	0.01	—	—
Other (6)	1,572	0.02	3,613	0.05
As adjusted	$(111,961)	$(1.42)	$(88,719)	$(1.13)

(1) Recorded in cost of sales in the statement of operations for the fourth quarter of 2014 and fourth quarter of 2013.

(2) Includes severance expenses of $1.3 million, after tax, consulting expenses of $0.9 million, after tax, net lease costs for closed stores of $0.8 million and other restructuring charges of $0.5 million, after tax for fiscal 2014. Includes settlement of litigation matters of $2.0 million, after tax for fiscal 2013.

(3) Includes $41.9 million, after tax recorded in cost of sales and $29.1 million, after tax recorded in restructuring charges in the statement of operations for fiscal 2014. Includes $29.5 million, after tax recorded in cost of sales for fiscal 2013.

(4) Includes $4.0 million, after tax recorded in cost of sales and $1.5 million, after tax recorded in restructuring charges in the statement of operations for fiscal 2014.

(5) Recorded in selling, general and administrative expenses in the statement of operations for fiscal 2014.

(6) Includes severance expenses of $1.3 million, after tax and net charges resulting from departure of our former Chief Executive Officer of $0.2 million, after tax for fiscal 2014. Includes settlement of litigation matters of $2.0 million, after tax and accounting effect related to retirement features of our stock-based compensation plan of $1.6 million, after tax for fiscal 2013.